Exhibit 10.6

AMENDMENT TO

STOCK ESCROW AGREEMENT

This Amendment to the Stock Escrow Agreement (this “Amendment”), dated as of May 24, 2021, is by and among Big Rock Partners Acquisition Corp., a Delaware corporation (to be renamed NRX Pharmaceuticals, Inc. the “Company”), Big Rock Partners Sponsor, LLC, a Delaware limited liability company (“Sponsor”), BRAC Lending Group LLC, a Delaware limited liability company (“BRAC”), Graubard Miller, and Continental Stock Transfer & Trust Company (the “Escrow Agent”).

WHEREAS, in connection with the initial public offering of units of the Company, the Sponsor agreed to deposit all of the shares of the Company’s common stock, par value $0.001 per share (“BRPA Common Stock”), owned by it into escrow pursuant to the terms and conditions of that certain Stock Escrow Agreement dated as of November 20, 2017 by and among the Company, Sponsor, and the Escrow Agent (the “Escrow Agreement”);

WHEREAS, on November 18, 2018, the Company, Sponsor, BRAC, and Continental entered into a letter agreement providing for the transfer of 1,500,000 shares of BRPA Common Stock from Sponsor to BRAC, for aggregate consideration of $1.00, which shares of BRPA Common Stock would remain in escrow pursuant to the terms of the Escrow Agreement;

WHEREAS, the Company has entered into an Agreement and Plan of Merger, dated as of December 13, 2020 (as amended, the “Merger Agreement”) by and among the Company, Big Rock Merger Corp., a Delaware corporation and wholly-owned subsidiary of the Company, and NeuroRx, Inc., a Delaware corporation (“NeuroRx”), and pursuant to Sections 1.9 and 1.10 of the Merger Agreement, that certain Sponsor Forfeiture Agreement among Sponsor, BRAC, and the Company dated on or about the date hereof (the “Sponsor Agreement”), and Section 4.3(vi) of the Escrow Agreement, the Sponsor and BRAC have instructed the Escrow Agent to release from escrow an aggregate of 875,000 shares of BRPA Common Stock (the “Forfeited Shares”) for the forfeiture and cancellation of such Forfeited Shares;

WHEREAS, pursuant to Sections 1.9 and 1.10 of the Merger Agreement and the Sponsor Forfeiture Agreement, Sponsor agreed that 125,000 shares of BRPA Common Stock owned by Sponsor (the “Sponsor Earnout Shares”), which Sponsor Earnout Shares are being held in escrow, shall either be released from escrow to the Sponsor upon the achievement of the Earnout Shares Milestone (as such term is defined in the Merger Agreement) or terminated and cancelled by BRPA on December 31, 2022 in the event that the Earnout Shares Milestone is not achieved;

WHEREAS, pursuant to Section 1.10 of the Merger Agreement, the Company and NeuroRx agreed that the 40,000 shares of BRPA Common Stock held by Graubard Miller should be released from escrow;

WHEREAS, pursuant to Section 1.10 of the Merger Agreement, the Company and NeuroRx agreed to shorten the Escrow Period (as defined in the Escrow Agreement); and

WHEREAS, it is a condition to the consummation of the transactions contemplated by the Merger Agreement that the parties hereto enter into this Amendment;

WHEREAS, EarlyBirdCapital, Inc. (the “Representative”) has consented to the this Amendment pursuant to Section 6.8 of the Escrow Agreement; and

WHEREAS, each of Sponsor, BRAC, and Graubard Miller are referred to herein as “Initial Stockholders” and each of the Initial Stockholders, the Company, and the Escrow Agent, are referred to herein, individually, as a “Party” and, collectively, as the “Parties”.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1. Amendments to Escrow Agreement.

(a) The recitals of the Escrow Agreement shall be deleted in their entirety and replaced with the recitals of this Amendment;

(b) References to Sponsor in the Escrow Agreement shall be replaced with references to the Initial Stockholders;

(c) References to the Escrow Shares shall mean shares of BRPA Common Stock held by the Initial Stockholders in the amounts as set forth opposite such Initial Stockholder’s name on Exhibit A hereto;

(d) Section 3 of the Escrow Agreement shall be deleted in its entirety and replaced with the following:

3. Disbursement of the Escrow Shares. The Escrow Agent shall hold the Escrow Shares until the termination of the Escrow Period (as defined below). The “Escrow Period” shall be the period beginning on the date the certificates repres enting the Escrow Shares are deposited with the Escrow Agent and ending as follows:

(i) with respect to the 40,000 shares of BRPA Common Stock held by Graubard Miller, upon the completion of the transactions contemplated by that certain Agreement and Plan of Merger, dated as of December 13, 2020 by and among the Company, Big Rock Merger Corp., and NeuroRx. (the “Closing”);

(ii) with respect to the Sponsor Earnout Shares, on the date prior to December 31, 2022 that (1) NeuroRx’s COVID-19 drug receives emergency use authorization by the FDA and (2) NeuroRx submits and FDA files for review a new drug application for the NeuroRx’s COVID-19 drug (the occurrence of the foregoing, the “Earnout Shares Milestone”); and

(iii) with respect to all other Escrow Shares, on the earliest of (x) the six-month anniversary of the Closing, (y) with respect to 50% of the Escrow Shares, the date on which the closing price of the BRPA Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing after the Closing Date, and (z) the date after the Closing on which BRPA consummates a liquidation, merger, stock exchange or other similar transaction which results in all of BRPA’s stockholders having the right to exchange their BRPA Common Stock for cash, securities or other property.

On the termination date of the Escrow Period, the Escrow Agent shall, upon written instructions from the Company, disburse the Escrow Shares to the Initial Stockholders; provided that if the Earnout Shares Milestone has not occurred prior to December 31, 2022, on December 31, 2022, the Company shall instruct the Escrow Agent to release the Sponsor Earnout Shares to the Company and the Company shall terminate and cancel the Sponsor Earnout Shares. The Escrow Agent shall have no further duties hereunder after the disbursement of the Escrow Shares in accordance with this Section 3.

(e) Section 4.4 of the Escrow Agreement shall be deleted in its entirety.

(f) Section 5.5 of the Escrow Agreement shall be amended to remove the requirement for the “Representative” (as defined in the Escrow Agreement) to approve a successor escrow agent.

(g) Section 6.5 of the Escrow Agreement shall be deleted in its entirety and replaced with the following:

6.5 Notices. All notices and other communications among the Parties shall be in writing and shall be deemed to have been duly given (i) when delivered in person, (ii) when delivered after posting in the United States mail having been sent registered or certified mail return receipt requested, postage prepaid, (iii) when delivered by FedEx or other nationally recognized overnight delivery service or (iv) when e-mailed during normal business hours (and otherwise as of the immediately following Business Day), addressed in the case of the Initial Stockholders to the addresses listed on Exhibit A attached hereto, and to the other Parties, as follows:

if to the Escrow Agent, to:

Continental Stock Transfer & Trust Company

One State Street Plaza, 30th Floor

New York, New York 10004

Attn:

Email:

if to the Company, to:

NRX Pharmaceuticals, Inc.

1201 N. Market Street, Suite 111

Wilmington, Delaware 19801

Attn: Jonathan Javitt

Email: jjavitt@neurorxpharma.com

and a copy, which shall not constitute notice, to:

Alessandra Daigneault

Email: adaigneault@neurorxpharma.com

(h) Section 6.8 of the Escrow Agreement shall be deleted in its entirety and Section 6.9 shall be renumbered as Section 6.8.

2. The Escrow Agreement shall remain in full force and effect except as expressly amended by this Amendment. Upon the execution and delivery hereof, the Escrow Agreement shall thereupon be deemed to be amended as hereinabove set forth as fully and with the same effect as if the amendments made hereby were originally set forth in the Escrow Agreement, and this Amendment and the Escrow Agreement shall henceforth be read, taken and construed as one and the same instrument.

4. This Amendment shall be construed and enforced in accordance with the laws of the State of New York without giving effect to the conflict of laws principles thereof.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

COMPANY:

BIG ROCK PARTNERS ACQUISITION CORP.

By:	/s/ Richard Ackerman
Name: Richard Ackerman
Title: Chief Executive Officer

INITIAL STOCKHOLDERS:

BIG ROCK PARTNERS SPONSOR, LLC

By:	/s/ Richard Ackerman
Name: Richard Ackerman
Title: Managing Member

BRAC LENDING GROUP LLC

By:	/s/ David M. Nussbaum
Name: David M. Nussbaum
Title: Managing Member

GRAUBARD MILLER

By:		/s/ Jeffrey Gallant
Name: Jeffrey Gallant
Title: Partner

Address: The Chrysler Building
405 Lexington Avenue, 11th Fl
New York, New York 10174
Attn: David Alan Miller / Jeffrey M. Gallant
Email: dmiller@graubard.com /
jgallant@graubard.com

ESCROW AGENT:

CONTINENTAL STOCK TRANSFER & TRUST COMPANY

	By:	/s/ Stacy Aqui
Name: Stacy Aqui
Title: Vice President

Exhibit A

Name	Pre Closing Escrow Shares	Shares Forfeited	Shares Released from Escrow	Sponsor Earnout Shares (1)	Post Closing Escrow Shares
Big Rock Partners Sponsor, LLC	225,000	5,435	0	125,000	219,565
BRAC Lending Group LLC	1,460,000	869,565	0	0	590,435
Graybeard Miller	40 ,000	0	40,000	0	0

TOTAL	1,725,000	875,000	40,000	125,000	810,000

(1) Included within the Post Closing Escrow Shares.